EXHIBIT 10.36

                                 PROMISSORY NOTE

$1,149,639 BALTIMORE, MARYLAND
                             AS OF FEBRUARY 22, 2001

ON DEMAND, the undersigned promises to pay to the order of eChapman, Inc., One Million One Hundred Forty-Nine Thousand Six Hundred Thirty-Nine Dollars ($1,149,639), at its offices in Baltimore, Maryland, together with interest thereon from the date hereof until paid at the rate of 5.18% per annum.





/s/ NATHAN A. CHAPMAN, JR.
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Nathan A. Chapman, Jr.